PIPER JAFFRAY COMPANIES STOCK INVESTMENT PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)


         1. PURPOSE AND SCOPE OF PLAN. The purpose of this Piper Jaffray Companies Stock Investment Plan (the "Plan") is to provide the employees of Piper Jaffray Companies Inc. (the "Company") and its affiliates with an opportunity to acquire a proprietary interest in the Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

         2. DEFINITIONS.

                  2.1 The terms defined in this section are used (and capitalized) elsewhere in this Plan:

                           (a) "Affiliate" means any corporation that is a
                  "parent corporation" or "subsidiary corporation" of the Company, as defined in Sections 424(e) and 424(f) of the Code, or any successor provision.

                           (b) "Board of Directors" means the Board of Directors
                  of the Company.

                           (c) "Code" means the Internal Revenue Code of 1986,
                  as amended from time to time.

                           (d) "Committee" means three or more Disinterested
                  Persons designated by the Board of Directors to administer the Plan under Section 13.

                           (e) "Common Stock" means the common stock, $1 par
                  value per share (as such par value may be adjusted from time to time), of the Company.

                           (f) "Company" means Piper Jaffray Companies Inc.

                           (g) "Compensation" means the gross cash compensation
                  (including wage, salary, commission, bonus, and overtime earnings) paid by the Company or any Affiliate to a Participant in accordance with the terms of employment.

                           (h) "Disinterested Persons" means a member of the
                  Board of Directors who is considered a disinterested person within the meaning of Exchange Act Rule 16b-3 or any successor definition.

                           (i) "Eligible Employee" means any employee of the
                  Company or an Affiliate (i) who is a full-time employee, or
                  (ii) who is a part-time employee with customary employment of at least 20 hours per week; provided, however, that "Eligible Employee" shall not include any person who would be deemed for purposes of Section 423(b)(3) of the Code, to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

                           (j) "Exchange Act" means the Securities Exchange Act
                  of 1934, as amended from time to time.

                           (k) "Fair Market Value" as of any date means the
                  closing price of a share of Common Stock on the date specified or, if no sale of shares of Common Stock shall have occurred on that date, on the next preceding day on which a sale occurred of shares on the composite tape for New York Stock Exchange listed shares. If the shares of Common Stock are not quoted on such exchange or if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, Fair Market Value shall be determined in accordance with such regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14.

                           (l) "Participant" means an Eligible Employee who has
                  elected to participate in the Plan in the manner set forth in
                  Section 4.

                           (m) "Plan" means this Piper Jaffray Companies Stock
                  Investment Plan, as amended from time to time.

                           (n) "Purchase Period" means any calendar month
                  beginning with the month of July, 1994.

                           (o) "Recordkeeping Account" means the account
                  maintained in the books and records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.

         3. SCOPE OF THE PLAN. Shares of Common Stock may be sold by the Company to Eligible Employees commencing July 1, 1994, as hereinafter provided, but not more than 2,000,000 shares of Common Stock (subject to adjustment as provided in Section 14) shall be sold to Eligible Employees pursuant to this Plan. All sales of Common Stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock delivered by the Company pursuant to this Plan may be acquired shares having the status of any combination of authorized but unissued shares, newly issued shares, or treasury shares.

         4. ELIGIBILITY AND PARTICIPATION. To be eligible to participate in the Plan for a given Purchase Period, an employee must be an Eligible Employee on the first business day of such Purchase Period. An Eligible Employee may elect to participate in the Plan by filing an enrollment form with the Company before the first business day of such Purchase Period that authorizes regular payroll deductions from Compensation beginning with the first payday in such Purchase Period and continuing until the Eligible Employee withdraws from the Plan or ceases to be an Eligible Employee.

         5. AMOUNT OF COMMON STOCK EACH ELIGIBLE EMPLOYEE MAY PURCHASE.

                  5.1 Subject to the provisions of this Plan, each Eligible Employee shall be offered the right to purchase on the last day of the Purchase Period the number of shares of Common Stock (including fractional shares) that can be purchased at the price specified in
         Section 5.2 with the entire credit balance in the Participant's Recordkeeping Account; provided, however, that no more than $25,000 in fair market value (determined on the last business day of each Purchase Period) of shares of Common Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any Participant for each calendar year. If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3, however, each Participant shall be allocated a ratable portion of the maximum number of shares of Common Stock which may be sold.

                  5.2 The purchase price of each share of Common Stock sold pursuant to this Plan will be 85% of the Fair Market Value of such share on the last business day of the Purchase Period.

         6. METHOD OF PARTICIPATION.

                  6.1 The Company shall give notice to each Eligible Employee of the opportunity to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for such offering. Such notice is subject to revision by the Company at any time prior to the date of purchase of such shares. The Company contemplates that for tax purposes the last business day of a Purchase Period will be the date of the offering of such shares.

                  6.2 Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by signing an election form developed by the Committee. An Eligible Employee may elect to have any amount of Compensation withheld from a minimum of $10 per month to a maximum of $750 per month, such maximum amount to be subject to adjustment from time to time by the Committee. An election to participate in the Plan and to authorize payroll deductions as described herein must be made before the first business day of the Purchase Period to which it relates and shall remain in effect unless and until such Participant withdraws from the Plan, modifies his or her authorization or terminates his or her employment with the Company, as hereinafter provided.

                  6.3 Any Eligible Employee who does not make a timely election as provided in Section 6.2, shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Purchase Period.

         7. RECORDKEEPING ACCOUNT.

                  7.1 The Company shall maintain a Recordkeeping Account for each Participant. Payroll deductions pursuant to Section 6 will be credited to such Recordkeeping Accounts on each payday.

                  7.2 No interest will be credited to a Participant's Recordkeeping Account.

                  7.3 The Recordkeeping Account is established solely for accounting purposes, and all amounts credited to the Recordkeeping Account will remain part of the general assets of the Company.

                  7.4 A Participant may not make any separate cash payment into the Recordkeeping Account.

         8. RIGHT TO ADJUST PARTICIPATION OR TO WITHDRAW.

                  8.1 A Participant may, at any time during a Purchase Period, direct the Company to make no further deductions from his or her Compensation or to adjust the amount of such deductions. Upon either of such actions, future payroll deductions with respect to such Participant shall cease or be adjusted in accordance with the Participant's direction.

                  8.2 Any Participant who stops payroll deductions may not thereafter resume payroll deductions during such Purchase Period.

                  8.3 At any time before the end of a Purchase Period, any Participant may also withdraw from the Plan. In such event, all future payroll deductions shall cease and the entire credit balance in the Participant's Recordkeeping Account will be paid to the Participant, without interest, in cash within 15 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Purchase Period.

                  8.4 Notification of a Participant's election to adjust or terminate deductions, or to withdraw from the Plan, shall be made by the filing of an appropriate notice to such effect with the Company.

         9. TERMINATION OF EMPLOYMENT. If the employment of a Participant is terminated for any reason, including death, disability or retirement, the entire balance in the Participant's Recordkeeping Account will be applied to the purchase of shares as provided in Section 10.1 as of the last day of the Purchase Period in which the Participant's employment terminated; except that if such Participant so requests prior to the last day of such Purchase Period, the Company shall refund in cash within 15 days all amounts credited to his or her Recordkeeping Account. To the extent that such Participant owns shares of Common Stock held in the general account referred to in Section 10.2 hereof on the date Participant's employment terminated, then such Participant or his or her representative shall be issued a certificate representing such shares. No certificates for fractional shares will be issued. Instead, Participants will receive a cash distribution representing any fractional shares.

         10. PURCHASE OF SHARES.

                  10.1 As of the last day of the Purchase Period, the entire credit balance in each Participant's Recordkeeping Account will be used to purchase shares (including fractional shares) of Common Stock (subject to the limitations of Section 5) unless the Participant has filed an appropriate form with the Company in advance of that date (which either elects to purchase a specified number of shares which is less than the number described above or elects to receive the entire credit balance in cash). Any amount in a Participant's Recordkeeping Account that is not used to purchase shares pursuant to this Section
         10.1 will be refunded to the Participant.

                  10.2 Shares of Common Stock acquired by each Participant shall be held by the Company's Investment Services Department in a general account maintained for the benefit of all Participants. The Investment Services Department shall maintain individual subaccounts for each Participant in such general account to which shall be allocated such Participant's shares of Common Stock (including fractional shares to four decimal places). Other than in accordance with Section 10.3 hereof, the shares of Common Stock held in such general account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

                  10.3 Certificates for the number of whole shares of Common Stock, determined as aforesaid, purchased by each Participant and maintained for his or her benefit in the general account referred to in
         Section 10.2 hereof shall be issued and delivered to him or her, or transferred to another account for his or her benefit, only upon request of the Participant or his or her representative directed to the Company; provided that no more than one such request shall be honored during any calendar year commencing January 1, 1997. No certificates for fractional shares will be issued. Instead, Participants will receive a cash distribution representing any fractional shares.

                  10.4 Dividends with respect to a Participant's shares held in the general account will, at the election of the Participant, either be paid to the Participant in cash or reinvested in additional shares of Common Stock. If a Participant fails to make such an election, all dividends with respect to the Participant's shares held in the general account will automatically be reinvested to purchase additional shares of Common Stock.

                  10.5 Each Participant will be entitled to vote all shares held for the benefit of such Participant in the general account.

         11. RIGHTS AS A STOCKHOLDER. A Participant shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until (i) he or she actually has paid the purchase price for such shares and (ii) either the shares have been credited to his or her account or certificates have been issued to him or her, both as provided in Section 10.

         12. RIGHTS NOT TRANSFERABLE. A Participant's rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be null and void and without effect. The amounts credited to a Recordkeeping Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

         13. ADMINISTRATION OF THE PLAN. This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determinations shall be conclusive and binding on all parties.

         14. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Common Stock of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under this Plan and the number, class and purchase price of shares available but not yet purchased under this Plan, shall be adjusted appropriately by the Committee.

         15. REGISTRATION OF CERTIFICATES. Stock certificates will be registered in the name of the Participant, or jointly in the name of the Participant and another person, as the Participant may direct on an appropriate form.

         16. AMENDMENT OF PLAN. The Board of Directors may at any time amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to shares previously acquired under the Plan, except that, without stockholder approval on the same basis as required by Section 19.1, no amendment shall be made (i) to increase the number of shares to be reserved under this Plan, (ii) to decrease the minimum purchase price, (iii) to withdraw the administration of this Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.

         17. EFFECTIVE DATE OF PLAN. This Plan shall consist of an offering commencing July 1, 1994 and ending July 31, 1994 and continuing on a monthly basis thereafter. All rights of Participants in any offering hereunder shall terminate at the earlier of (i) the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days' notice has been given to all Participants. Upon termination of this Plan, shares of Common Stock shall be issued to Participants in accordance with Section 10, and cash, if any, remaining in the Participants' Recordkeeping Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.

         18. GOVERNMENTAL REGULATIONS AND LISTING. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable on the last day of the Purchase Period applicable to such shares, and if such a registration statement shall not then be effective, the term of such Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to the New York Stock Exchange, covering the shares of Common Stock under the Plan upon official notice of issuance.

         19. MISCELLANEOUS.

                  19.1 This Plan shall be submitted for approval by the stockholders of the Company prior to January 31, 1995. If not so approved prior to such date, this Plan shall terminate on February 1, 1995.

                  19.2 This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, nor shall it interfere with the right of the Company to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

                  19.3 Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.

                  19.4 The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

                  19.5 Delivery of shares of Common Stock or of cash pursuant to this Plan shall be subject to any required withholding taxes. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required withholdings.